                                                                     EXHIBIT 5.1

                                August 20, 1999

Endorex Corporation
28101 Ballard Drive, Suite F
Lake Forest, Illinois 60045

Ladies and Gentlemen:

          We have assisted in the preparation and filing by Endorex Corp. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission, relating to the sale of up to 955,054 shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock"), of the Company.

          This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(S)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the 955,054 Shares have been duly authorized, legally issued, fully paid and nonassessable.

          We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit thereto.

                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison LLP
                                        ----------------------------------------
                                        BROBECK, PHLEGER & HARRISON LLP